INDENTURE,  dated as of February 19, 1998,  among Hvide Marine
Incorporated, a Florida corporation (the "Company"), each of the subsidiaries listed on Schedule A hereto (each a "Guarantor" and, collectively, the "Guarantors"), and The Bank of New York, as trustee (the "Trustee").

                                RECITALS

                  The Company has duly authorized the creation and issuance of its 8 3/8% Senior Notes due 2008 (the "Initial Senior Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Senior Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 8 3/8% Senior Notes due 2008 (the "Exchange Notes," and together with the Initial Senior Notes, the "Senior Notes"), the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and the Guarantors, in accordance with their respective terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:


                                        ARTICLE 1
                              DEFINITIONS AND INCORPORATION
                                      BY REFERENCE

SECTION 1.1  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person.

         "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Property and other assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor.

         "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries), (B) any charter (bare boat or otherwise) or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract,
(C) a Restricted Payment or Restricted  Investment permitted under Section 4.11,
(D) a Change of Control, and (E) a consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, in compliance with the provision herein described in Article 5. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bargain Purchase Contract" means a charter or lease that provides for acquisition of the Property subject thereto by the other party to such agreement during or at the end of the term thereof for less than the Fair Market Value thereof at the time such right to acquire such Property is granted.

         "Board of Directors" of any Person means the Board of Directors of such Person, or any authorized committee of such Board of Directors.

         "Board Resolution" means a copy of a resolution certified by a Secretary or Assistant Secretary of the Company or a Subsidiary of the Company to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof or marketable securities that are converted into cash or cash equivalents within 30 days of an Asset Sale), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

         "Cedel" means Cedel Bank, societe anonyme.

         "Certificated Senior Notes" means Senior Notes that are substantially in the form of the Senior Note attached hereto as Exhibit A, that do not include the information or text called for by footnotes 1, 3 and 4 thereto.

         "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the outstanding Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

          "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date of execution of this Indenture, such commission is not existing and performing the duties assigned to it under the Trust Indenture Act, the body performing such duties at such time.

         "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

         "Company" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and thereafter means such successor.

         "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (a) the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (b) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; provided, further, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the Determination Period, and if, during the Determination Period (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation,
(v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (but not net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), or by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, and
(viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or loss).

         "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

         "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" means a revolving credit facility providing for aggregate borrowings up to a maximum of $175,000,000 pursuant to a Revolving Credit Agreement dated September 30, 1997 among the Company, the lenders party thereto, Citibank, N.A., as Administrative Agent and BankBoston, N.A., as Syndication Agent, as such may be amended, supplemented, modified, revised or extended from time to time

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Debenture Indenture" means that certain Indenture dated as of June 27, 1997, between the Company and the trustee named therein relating to $118,500,000 aggregate principal amount of Debentures, as such may be amended, supplemented or modified from time to time.

     "Debentures" means the 6 1/2% Convertible Subordinated Debentures due June 15, 2012 issued pursuant to the Debenture Indenture.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage time or both would be, an Event of Default.

         "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Senior Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Determination Period" has the meaning specified in clause (a) of the definition of "Consolidated Interest Coverage Ratio."

         "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (vi) any other non-cash charges minus, to the extent reflected in such income statement, any noncash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

         "Euroclear" means the Euroclear System for which Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Global Note" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

         "Exchange Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Initial Senior Notes.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

         "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth herein shall utilize GAAP in effect at the Issue Date.

     "Global Note" means, individually and collectively, the Regulation S Global Notes, the U.S. Global Notes and the Exchange Global Note.

         "Guarantee" means any guarantee of the Senior Notes by any Guarantor in accordance with the provisions described in Article 12.

         "Guarantor" means the Initial Guarantors and each other future Subsidiary of the Company that is required to guarantee the Company's
Obligations  under the Senior  Notes and this  Indenture as described in Section
12.1 and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's Obligations under the Senior Notes and this Indenture.

         "Holder" means a Person in whose name a Senior Note is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary. A guarantee otherwise permitted by this Indenture to be incurred by the Company or a Subsidiary of the Company of Indebtedness incurred in compliance with the terms herein by the Company or a Subsidiary of the Company, as applicable, shall not constitute a separate incurrence of Indebtedness.

         "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or assets or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of Property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property or assets (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;
(viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided, further, that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

          "Indenture" means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this Indenture and any supplemental indenture the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any supplemental indenture .

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Guarantors" means all of the Company's subsidiaries except Seabulk Offshore Chartering, Inc., Hvide Aker Holdings, L.L.C., Hvide Aker CAHT 1, L.L.C. and Hvide Aker Chartering 1, L.L.C.

     "Initial   Purchasers"  means  Donaldson,   Lufkin  &  Jenrette  Securities
Corporation, Morgan Stanley & Co. Incorporated, BancBoston Securities Inc. and Citicorp Securities, Inc.

         "Initial Senior Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture other than Exchange Notes.

         "Institutional Accredited Investor" means an entity which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct, indirect or contingent investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property or assets (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Value of the Property and assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

         "Issue   Date"  means  the  date  on  which   Senior  Notes  are  first
authenticated and delivered under this Indenture.

         "Joint Venture" means any Person (other than a Subsidiary) designated as such by a Board Resolution of the Company and as to which (i) the Company, any Subsidiary or any Joint Venture owns less than 50% of the Capital Stock of such Person; (ii) no more than ten unaffiliated Persons own of record any Capital Stock of such Person; (iii) at all times, each such Person owns the same proportion of each class of Capital Stock of such Person outstanding at such time; (iv) no Indebtedness of such Person is or becomes outstanding other than Non-Recourse Indebtedness; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock to the holders of its Capital Stock or (y) pay any Indebtedness or other obligation owed to the holders of its Capital Stock or (z) make any Investment in the holders of its Capital Stock, in each case other than the types of consensual encumbrances or restrictions that would be permitted by Section 4.14 if such Person were a Subsidiary; and (vi) the business engaged in by such Person is a Related Business.

         "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in The City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or herein, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms herein for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc., or if Moody's Investors Services, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person , such successor Person.

         "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign, recording and local taxes payable, as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary).

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

     "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

         "Offering Memorandum" means the Offering Memorandum, dated February 13, 1998, relating to the Company's offering and placement of the Initial Senior Notes.

       "Offering" means the Offering of the Initial Senior Notes by the Company.

         "Officer" means, with respect to any Person, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the
Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Holders" means J. Erik Hvide and any person related to him by kinship or marriage, trusts or similar arrangements established solely on the behalf of one or more of them, and partnerships and other entities that are controlled by them.

         "Permitted Indebtedness" means (a) Indebtedness of the Company under the Senior Notes; (b) Indebtedness (and any guarantee thereof) under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions, including the Credit Facility, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed $175.0 million, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by
Section 4.15; (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in Section 4.12 and Section 4.13 and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in
Section 4.12 and Section 4.13 or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date including Indebtedness under the Debentures, the Debenture Indenture and the Trust Preferred Securities Guarantee; (f) the Guarantees of the Senior Notes (and any assumption of the Obligations guaranteed thereby); (g) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (h) Indebtedness of the Company to a Subsidiary and Indebtedness of a Subsidiary to the Company or another Subsidiary; provided that upon any subsequent event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 4.12 and Section 4.13 at the time the Subsidiary in question ceased to be a Subsidiary or on which such subsequent transfer occurred; (i) Indebtedness of the Company in connection with a purchase of the Senior Notes pursuant to a Change of Control Offer, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Senior Notes purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Senior Notes and (B) does not mature prior to one year following the Stated Maturity of the Senior Notes; (j) Permitted Refinancing Indebtedness; and (k) Permitted Subsidiary Refinancing Indebtedness. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to this Indenture of, or obligations permitted to be incurred pursuant to this Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

         "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks organized in the United States having capital and surplus in excess of $500,000,000, or foreign branches thereof, or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500,000,000; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P or at least "P-1" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100,000,000; (f) payroll advances in the ordinary course of business and other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by the covenant described in Section 4.15; (i) Investments made by the Company in Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Subsidiaries (or any Person that will be a Subsidiary as a result of such Investment); (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; (k) foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business provided that (i) all such deposits are required to be made in the ordinary course of business, (ii) such deposits do not exceed $15,000,000 in the aggregate and (iii) the funds so deposited do not remain in such bank for more than 30 days; (l) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;
(m) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; (n) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and (o) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Issue Date and listed on a Schedule 1.1(a) attached hereto.

         "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Senior Notes and/or the Guarantees; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property;
(e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property or assets acquired or constructed after the Issue Date, provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property or assets so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other Property or assets of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property or assets within 120 days of the date of the completion of the construction or acquisition of such Property or assets; (j) Liens securing Capital Lease Obligations, provided, that such Liens secure Capital Lease Obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses
(b) and (i) hereof) and (2) the aggregate principal amount of all other Capital Lease Obligations of the Company and Subsidiaries, does not exceed $5,000,000 at any one time outstanding; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and (d), provided, that such Lien does not extend to any other Property or assets of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (l) any charter or maritime lease; (m) leases or subleases of real property to other Persons; (n) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (o) rights of off-set of banks and other Persons; (p) liens in favor of the Company; and (q) Liens securing Indebtedness described under clause (b) of the definition of Permitted Indebtedness and the Term Loan.

         "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness", provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Senior Notes, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Senior Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of Permitted Indebtedness, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Public Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company for cash pursuant to an effective registration statement (other than on a Form S-4 or a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) under the Securities Act resulting in aggregate gross proceeds to the Company of at least $25,000,000.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" means, for the interest payment on any Interest Payment Date, the date specified in Section 2.12 hereof.

         "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Senior Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

         "Redemption Date" means, when used with respect to any Senior Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Senior Notes pursuant to the terms of the Senior Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Senior Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Senior Note pursuant to the terms of the Senior Notes and this Indenture, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon, to the Redemption Date.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Regulation S Global Note" means a permanent global senior note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Senior Note Custodian and registered in the name of the Depository or its nominee, representing the Initial Senior Notes sold in reliance on Regulation S.

         "Related Business" means the offshore energy services and marine transportation services business and activities incidental thereto and any business related or ancillary thereto.

         "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

         "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes or the Guarantees, as applicable; or (iii) make any Restricted Investment in any Person.

          "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Services shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

         "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company,
(c) any trade payables, (d) the Debentures, the Debenture Indenture or the Trust Preferred Securities Guarantee, or (e) any Indebtedness that is incurred in violation of this Indenture.

         "Senior Note Custodian" means the Trustee, as custodian for the Depository with respect to the Senior Notes in global form, or any successor entity thereto.

         "Senior Notes" has the meaning set forth in the Recitals of this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Guarantor or any other Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Special Record Date" means a date fixed by the Trustee pursuant to Section
2.12 hereof for the payment of Defaulted Interest.

         "Stated Maturity" when used with respect to a Senior Note or any installment of interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Senior Notes or the Guarantees, as the case may be, and does not mature prior to one year following the Stated Maturity of the Senior Notes.

         "Subsidiary"   means  a  subsidiary   of  the  Company  other  than  an
Unrestricted Subsidiary or Hvide Capital Trust, a statutory business trust created under the laws of the State of Delaware.

         "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

         "Term Loan" means a staged advance term loan of up to a maximum aggregate principal amount of $300,000,000 pursuant to a Term Loan Agreement dated November 26, 1997 among the Company, the lenders party thereto, and BankBoston, N.A. as Agent, as such may be amended, supplemented, modified, revised or extended from time to time.

         "Transfer Restricted Senior Notes" means Senior Notes that bear or are required to bear the Private Placement Legend.

         "Transaction Date" has the meaning specified within the definition of Consolidated Interest Coverage Ratio.

          "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act except as required by
Section 9.3 hereof, provided that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, if so required by such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trust Preferred Securities" means the 6 1/2% Trust Convertible Preferred Securities of Hvide Capital Trust.

         "Trust Preferred Securities Guarantee" means that certain Guarantee dated as of June 27, 1997 executed and delivered by the Company to the guarantee trustee named therein for the benefit of the holders of the Trust Preferred Securities whereby the Company guarantees on a subordinated basis certain payments by Hvide Capital Trust to the extent that Hvide Capital Trust has funds on hand available therefor.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "U.S. Global Note" means a permanent Global Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Senior Note Custodian and registered in the name of the Depositary or its nominee, representing Senior Notes sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

         "U.S.  Person" means (i) any individual  resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respects to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is an non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S and any other similar international organizations, and their agencies, affiliates and pension plans.

         "Unrestricted Subsidiary" means any subsidiary of the Company that the Company has classified as an Unrestricted Subsidiary, and that has not been reclassified as a Subsidiary, pursuant to the terms herein.

         "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.



SECTION 1.2 Other Definitions .
                                                                    Defined
 Term                                                              in Section

 "Act"                                                                11.6
 "Asset Sale Offer"                                                   4.15
 "Asset Sale Offer Amount"                                            4.15
 "Asset Sale Offer Period"                                            4.15
 "Asset Sale Offer Purchase Price"                                    4.15
 "Asset Sale Purchase Date"                                            4.9
 "Change of Control Offer"                                             4.9
 "Change of Control Purchase Price"                                    4.9
 "Change of Control Offer Period"                                      4.6
 "Change of Control Payment Date"                                      4.9
 "Covenant Defeasance"                                                 9.3
 "DTC"                                                                 2.3
 "Defaulted Interest"                                                 2.12
 "Defeasance"                                                          9.2
 "Event of Default"                                                    6.1
 "Excess Proceeds"                                                    4.15
 "40-day restricted period"                                            2.1
 "Guaranteed Indebtedness"                                            12.8
 "Interest Payment Date"                                              2.12
 "Paying Agent"                                                        2.3
 "Private Placement Legend"                                            2.6
 "Process Agent"                                                     11.10
 "Registrar"                                                           2.3
 "Required Filing Dates"                                               4.6
 "Securities Register"                                                 2.3
 "Surviving Entity"                                                    5.1

 .ECTION 1.3  Incorporation By Reference of Trust Indenture Act

                  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

                  The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Notes;

                  "indenture security holder" means a Holder of a Senior Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Senior Notes means the Company or any other obligor on the Senior Notes.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.4 Rules of Construction.

                  Unless the context otherwise requires:

                  (1) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (2)      a term has the meaning assigned to it;

                  (3) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (4)      "or" is not exclusive;

                  (5) words in the singular include the plural, and in the plural include the singular;

                  (6)    provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

                  (8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles;

                  (9) when used with respect to the Senior Notes, the term "principal amount" shall mean the principal amount thereof at Maturity;

                  (10) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock; and

                 (11) all references to amounts of money or $ mean U.S. Dollars.

                                    ARTICLE 2
                                  THE SENIOR NOTES

SECTION 2.1 Form and Dating.

                  (a) General. The Senior Notes, together with the Trustee's certificate of authentication and the Guarantors' notation of Guarantees, shall be substantially in the form set forth in Exhibit A hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof. The Initial Senior Notes and the Exchange Notes will be the same except that the Private Placement Legend and paragraph 18 will be omitted from the Exchange Notes.

                  The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Initial Senior Notes. Initial Senior Notes, with the notations of the Guarantees endorsed thereon, shall be issued in the form of one or more permanent Global Notes in definitive fully registered form without coupons. Senior Notes offered and sold to QIBs in reliance on Rule 144A, shall be issued initially in the form of the U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Senior Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Initial Senior Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Senior Note Custodian, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the "40-day restricted period" (as defined in Regulation S) beneficial interests in the Regulation S Global Note shall be held only through Euroclear or Cedel, and, pursuant to the Depository's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Global Note shall not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Global Notes shall be exchanged for beneficial interests in U.S. Global Notes and beneficial interests in the U.S. Global Notes shall be exchanged for beneficial interests in the Regulation S Global Notes, pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Senior Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

                  Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Senior Note Custodian.

                  Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Senior Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (d) Certificated Senior Notes. Senior Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 3 and 4 thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Senior Notes may be listed, as evidenced by the execution of such Senior Notes.

                  (e) Provisions Applicable to Forms of Notes. The Senior Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Senior Notes, as conclusively evidenced by their execution of such Senior Notes. All Senior Notes will be otherwise substantially identical except as provided herein.

                  Subject to the provisions of this Article 2, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Senior Notes.

SECTION 2.2 Execution and Authentication.

                  One Officer shall sign the Senior Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

                  A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall authenticate (i) Initial Senior Notes for original issue in an aggregate principal amount not to exceed $300,000,000 and
(ii) Exchange Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial Senior Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Senior Notes and certifying that all conditions precedent to the issuance of the relevant Senior Notes contained herein have been complied with. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $300,000,000, except as provided in Section 2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3 Registrar and Paying Agent.

                  The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"), and (iii) and an office or agency where notices or demands to or upon the Company and the Guarantors in respect of the Senior Notes and this Indenture may be saved. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co-registrars and one or more additional paying agents except as otherwise provided in this Indenture. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

                  The Company initially appoints the Trustee (at the Corporate Trust Office of the Trustee) to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

SECTION 2.4  Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, and Special Interest, if any, on, the Senior Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.5 Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, and the Company shall otherwise comply with TIA ss. 312(a).

 .ECTION 2.6  Transfer and Exchange

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (e) of this Section 2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

(i) U.S. Global Note to Regulation S Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Senior Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note. If, at any time after the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Senior Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this
     Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Regulation S Global Note by the principal amount at Maturity of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

(ii) Regulation S Global Note to U.S. Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository (or the Senior Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository or with the Senior Note Custodian wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this
     Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and that a certificate in the form of Exhibit C attached hereto is attached thereto, together with, if the Company should so request, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable U.S. Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

(iii)U.S. Global Notes to Institutional Accredited Investor. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Senior Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this Section 2.6, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the U.S. Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged,
     (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository to be credited with such increase, and (3) a certificate in the form of Exhibit C hereto given by the proposed transferee, and, if the Company should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the Transferor attaches to such certificate), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the U.S. Global Note equal to the aggregate principal amount being transferred, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

                  (b) Transfer and Exchange of Certificated Senior Notes. When Certificated Senior Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Senior Notes or to exchange such Certificated Senior Notes for an equal principal amount of Certificated Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Senior Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                           in the case of Certificated Senior Notes that are Transfer Restricted Senior Notes, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Senior Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Senior Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                           (B) if such Transfer Restricted Senior Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                           (C) if such Transfer Restricted Senior Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (c) Transfer of a Beneficial Interests in Global Notes for Certificated Senior Notes.

(i) The Global Notes that are Transfer Restricted Senior Notes or the Exchange Global Notes, as the case may be, shall be exchanged by the Company for one or more Certificated Senior Notes representing Initial Senior Notes or Exchange Notes, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and
     (ii) a successor to the Depositary  registered as a "Clearing Agency" under
     Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Senior Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Transfer Restricted Senior Note or an Exchange Global Note, as the case may be, for one or more Certificated Senior Notes representing Initial Senior Notes or Exchange Notes, as the case may be; provided that the principal amount of each of such Certificated Senior Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Senior Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Senior Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.1 hereof. All Certificated Senior Notes or Exchange Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Senior Notes issued pursuant to this Section 2.6(c)(i) shall include the Private Placement Legend, except as otherwise provided for by Section 2.6 hereof. Interests in a Global Note may not be exchanged for Certificated Senior Notes other than as provided in this Section 2.6. If a beneficial interest in a Transfer Restricted Senior Note is being transferred, the following additional documents and information must be submitted (including by facsimile):

(A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

(C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Senior Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Senior Note Custodian, cause the aggregate principal amount of U.S. Global Notes or Regulation S Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Senior Note in the appropriate principal amount.

(ii) Certificated Senior Notes issued in exchange for a beneficial interest in a U.S. Global Note or Regulation S Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Senior Notes to the Persons in whose names such Senior Notes are so registered. Following any such issuance of Certificated Senior Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Senior Notes represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

     (e) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Senior Note certificate evidencing Global Notes and Certificated Senior Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO
WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.

(ii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

(A) in the case of any Transfer Restricted Senior Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Certificated Senior Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Senior Note upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

(B) in the case of any Transfer Restricted Senior Note represented by a Global Note, such Transfer Restricted Senior Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Senior Note that is represented by a Global Note for a Certificated Senior Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

(iii)Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                           (A) in the case of any Transfer Restricted Senior Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Certificated Senior Note that does not bear the legend set forth in
                                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Senior Note; and

                           (B) in the case of any Transfer Restricted Senior Note represented by a Global Note, such Transfer Restricted Senior Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof.

(iv) By its acceptance of any Initial Senior Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Senior Note acknowledges the restrictions on transfer of such Initial Senior Note set forth in the Private Placement Legend and under the heading "Notice to Investors" in the Offering Memorandum and agrees that it will transfer such Initial Senior Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

(v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more unrestricted Global Notes in aggregate principal amount equalto the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Senior Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Senior Notes that are Transfer Restricted Senior Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Senior Notes so accepted Certificated Senior Notes in the appropriate principal amount.

                  (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Senior Notes Custodian, at the direction of the Trustee, to reflect such reduction.

                  (g)    General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Senior Notes at the Registrar's request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.9, 4.10 and 10.6 hereto).

(iii)All Global Notes and Certificated Senior Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Senior Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Senior Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, or (C) to register the transfer of or to exchange a Senior Note between a Record Date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Senior Notes in accordance with the provisions of Section 2.2 hereof.

SECTION 2.7 Replacement of Senior Notes.

                  If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, each Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

                  Every replacement Senior Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Senior Notes.

SECTION 2.8  Outstanding Senior Notes.

                  The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

                  If a Senior Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

                  If the principal amount of any Senior Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest (including Special Interest, if any) on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Special Interest, if any).

SECTION 2.9  Treasury Senior Notes.

                  In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Responsible Officer knows are so owned shall be so disregarded.

SECTION 2.10  Temporary Senior Notes.

                  Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes.

                  Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  Cancellation.

                  The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon the written request of the Company, return such cancelled Senior Notes to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  Payment of Interest; Interest Rights Preserved.

                  Interest (including Special Interest, if any) on any Senior Note which is payable, and is punctually paid or duly provided for, on any February 15 or August 15 (an "Interest Payment Date"), commencing on August 15, 1998, shall be paid to the Person in whose name such Senior Note is registered at the close of business on the Record Date for such interest payment, which shall be the January 31 or July 31 (whether or not a Business Day) immediately preceding such Interest Payment Date.

                  Any interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Senior Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Senior Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Special Interest, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest (including Special Interest, if any), and any interest payable on such Defaulted Interest, on the Senior Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.12, each Senior Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Senior Note, shall carry the rights to interest (and Special Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Senior Note.

SECTION 2.13 Computation of Interest.

                  Interest on the Senior Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

 .ECTION 2.14  CUSIP Number

                  The Company in issuing the Senior Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                 ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

                  If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.7 hereof and of the Senior Notes, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2 Selection of Senior Notes to be Redeemed.

                  If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Senior Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.3 Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address as it appears in the Securities Register.

     The notice shall identify the Senior Notes to be redeemed including CUSIP number and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

                  (d)      the name and address of the Paying Agent;

                  (e) that Senior Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that, unless the Company defaults in making such Redemption Payment, interest (and Special Interest, if any) on Senior Notes (or portions thereof) called for redemption cease to accrue on and after the Redemption Date;

                  (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the Redemption Date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4 Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Senior Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price including interest and Special Interest, if any, accrued and unpaid on the Redemption Date. Upon surrender to the Paying Agent, such Senior Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. A notice of redemption may not be conditional.

SECTION 3.5 Deposit of Redemption Price.

                  On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on (and Special Interest, if any), on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest (including Special Interest, if any) on, all Senior Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest (and Special Interest, if any) shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Special Interest, if any) shall be paid to the Person in whose name such Senior Note was registered at the close of business on such Record Date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Special Interest, if any) shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.1 hereof.

SECTION 3.6  Senior Notes Redeemed in Part.

                  Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Note.

SECTION 3.7 Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section 3.7, the Senior Notes shall not be redeemable at the Company's option prior to February 15, 2003. On or after such date, the Senior Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount thereof) if redeemed during the twelve-month period beginning after February 15 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any), due on the relevant Interest Payment Date):

             Year                                             Percentage

             2003........................................        104.188 %
             2004........................................        102.792 %
             2005........................................        101.396 %
             2006 and thereafter.........................        100.000 %

                  (b)  Notwithstanding  the  provisions  of  clause  (a) of this
Section 3.7, at any time during the first 36 months after the Issue Date, the Company may at its option redeem up to a maximum of 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more Public Equity Offerings at a Redemption Price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Senior Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.


                                  ARTICLE 4
                                  COVENANTS

SECTION 4.1 Payment of Senior Notes.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest (and Special Interest, if any) on, the Senior Notes on the dates and in the manner provided in the Senior Notes and in this Indenture. Principal, premium, if any, and interest (and Special Interest, if any) shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon, New York Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (and Special Interest, if any), then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company will promptly notify the Trustee of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement and any cure thereof.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on Defaulted Interest and Special Interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof.

SECTION 4.3 Corporate Existence.

                  Subject to the provisions of Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.4 Maintenance of Properties and Insurance.

                  (a) The Company shall cause all material Properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section
4.4 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such Properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Subsidiary of the Company so concerned, or of an officer (or other agent employed by the Company or of the Subsidiary so concerned) of the Company or a Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Subsidiaries, to the extent such Subsidiaries maintain operations, to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size.

SECTION 4.5  Compliance With Laws.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.6  Reports.

                  (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all Holders of Senior Notes, as their names and addresses appear in the applicable Securities Register, without cost to such Holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

                  (b) For so long as any Senior Notes remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.7 Taxes and Other Claims.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, (a) all material taxes, assessments, and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property or assets of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property or assets of the Company or any of its Subsidiaries, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior
Notes and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

SECTION 4.8  Stay, Extension and Usury Laws.

                  The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.9 Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Senior Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date. The Change of Control Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the first Business Day after the termination of the Change of Control Offer Period (the "Change of Control Payment Date"), the Company will purchase all Senior Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Senior Notes so purchased will be made in the same manner as interest payments are made on the Senior Notes. If the Change of Control Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest (to the extent involving interest that is due and payable on such Interest Payment
Date), if any, shall be paid to the Person in whose name a Senior Note is registered at the close of business on such Record Date, and no additional interest (or Special Interest, if any) (to the extent involving interest that is due and payable on such Interest Payment Date)) shall be payable to Holders who validly tender Senior Notes pursuant to the Change of Control Offer.

                  (b) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                           (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein, and that, although Holders are not required to tender their Senior Notes, all Senior Notes that are validly tendered shall be accepted for payment;

                           (ii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

                           (iii) that any Senior Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest and Special Interest, if applicable, after the Change of Control Payment Date;

                           (iv) that any Senior Notes (or portions  thereof) not
         validly   tendered  shall  continue  to  accrue  interest  and  Special
         Interest, if applicable;

                           (v) that any Holder electing to have a Senior Note purchased pursuant to any Change of Control Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date;

                           (vi) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased; and

                           (vii) the instructions and any other information necessary to enable Holders to tender their Senior Notes (or portions thereof) and have such Senior Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

                  (c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit by 12:00 noon, New York City time, on such date with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Senior Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Senior Notes so validly tendered and not properly withdrawn the Change of Control Purchase Price for such Senior Notes.

                  (d) Upon surrender and cancellation of a Certificated Senior Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Certificated Senior Note, a new Certificated Senior Note equal in principal amount to the unpurchased portion of such surrendered Certificated Senior Note; provided that each such new Certificated Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.9, the Trustee shall act as the Paying Agent.

                  (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

SECTION 4.10  Transactions With Affiliates.

                  Subsequent to the Issue Date, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company, other than transactions among the Company and any Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate, and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (a)(i) of this Section, and (b) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $10,000,000, the Company delivers an opinion as to the fairness from a financial point of view to the Company or such Subsidiary issued by an investment banking firm of nationally recognized standing or other independent appraisal firm or expert of nationally recognized standing that is qualified, in the reasonable and good faith judgment of the Board of Directors, to perform the task for which it has been engaged. The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance) or (ii) the making of any Restricted Payment otherwise permitted herein.

SECTION 4.11 Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment, (i) no Default shall have occurred and be continuing (or would result therefrom), (ii) the Company could incur at least $1.00 of additional Indebtedness under the test described in the first sentence of Section 4.13 and (iii) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (A) $15,000,000, plus (B) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, minus 100% of the amount of any writedowns, write-offs and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, plus (C) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date, plus (D) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

                  (b) The provisions of Section  4.11(a) above shall not prevent
(A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture; (B) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under clause (a)(iii)(C) of this Section above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (C) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under the covenant described in
Section 4.12 and (x) is subordinated to the Senior Notes at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; and (D) Investments in any Joint Ventures in an aggregate amount not to exceed $25.0 million. Notwithstanding the foregoing, the amount available for Investments in Joint Ventures pursuant to clause (D) of the preceding sentence may be increased by the aggregate amount received by the Company and its Subsidiaries from a Joint Venture on or before such date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such Joint Venture (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income). Restricted Payments permitted to be made as described in the first sentence of this Section 4.11(b) shall be excluded in calculating the amount of Restricted Payments thereafter, except that any such Restricted Payments permitted to be made pursuant to clause (D) shall be included in calculating the amount of Restricted Payments made pursuant to such clause (D) thereafter.

                  (c) For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

                  (d) If the Board of Directors of the Company designates a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of the Subsidiaries as an Unrestricted Subsidiary pursuant to
Section 4.19, all outstanding Investments by the Company and its Subsidiaries in the subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.11(a)(iii) above.

SECTION 4.12 Limitation on Indebtedness.

         The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.25 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary may incur Permitted Indebtedness which such Person is permitted thereby to incur. Any Indebtedness of a Person existing at time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time at which it becomes a Subsidiary.

 .ECTION 4.13  Limitation on Subsidiary Indebtedness and Preferred Stock

                  The Company shall not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock except:

                  (a) Indebtedness or Preferred Stock issued to and held by the Company or a Subsidiary, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company or a Subsidiary shall be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

                  (b) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

                  (c) Indebtedness or Preferred Stock outstanding on the Issue Date and listed in Schedule 4.13 attached hereto;

                  (d) Indebtedness permitted to be incurred by the first sentence of the covenant described in Section 4.12 and Indebtedness described in clauses (b), (c), (d), (e), (f), (g), and (h) under the definition of "Permitted Indebtedness";

                  (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary; and

                  (f) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this Section 4.13.

SECTION 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

                  The Company  shall not,  and shall not permit any  Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

                  (i)      existing on the Issue Date;

                  (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and are not created in anticipation of such acquisition;

                  (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

                  (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clauses (i) through (iii) of this Section, so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

                  (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

                  (vi)   constituting   restrictions   on  the   sale  or  other
         disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

                  (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary; or

                  (viii) governing Senior Debt permitted to be incurred hereunder, provided that the terms and conditions of any such restrictions and encumbrances are not materially more restrictive than those contained in this Indenture.

SECTION 4.15 Limitation on Asset Sales.

                  (a) The Company shall not engage in, and shall not permit any Subsidiary to engage in, any Asset Sale unless (i) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; (ii) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); (iii) after giving effect to such Asset Sale, the total non-cash consideration held by the Company from all such Asset Sales does not exceed $10,000,000; and (iv) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses
(i), (ii) and (iii). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale; provided, further, that any such Net Available Proceeds that are applied to the acquisition of Replacement Assets pursuant to any binding agreement to construct any new marine vessel useful in the business of the Company or any of its Subsidiaries shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within 18 months of the effective date of such agreement but no later than two years after the date of receipt of such Net Available Proceeds.

                  (b) Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $15,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all holders of Senior Notes and holders of Senior Debt, if and to the extent the Company is required by the instruments governing such Senior Debt to make such an offer, to purchase Senior Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal of the Senior Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Section 4.15. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

                  (c) The Asset Sale Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). On the Business Day following the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Senior Notes required to be purchased pursuant to this
Section 4.10 (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer amount has been so validly tendered and not properly withdrawn, all Senior Notes validly tendered and not properly withdrawn in response to the Asset Sale Offer. Payment for any Senior Notes so purchased will be made in the same manner as interest payments are made on the Senior Notes. If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Senior Note is registered at the close of business on such Record Date, and no additional interest (or Special Interest (to the extent involving interest that is due and payable on such Interest Payment Date), if any) shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

                  (d) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                           (i) that the Asset Sale Offer is being made pursuant to this Section 4.15 and the Asset Sale Offer Period during which the Asset Sale Offer shall remain open;

                           (ii) the Asset Sale Offer Amount, the Asset Sale Offer Purchase Price and the Asset Sale Purchase Date;

                           (iii) that any Senior Notes which are not validly tendered or are not otherwise accepted for payment shall continue to accrue interest and Special Interest, if applicable;

                           (iv) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if applicable, after the Asset Sale Purchase Date;

                           (v) that any Holder electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

                           (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, no later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

                           (vii) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                           (viii) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

                  (e) On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Senior Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been so validly tendered and not properly withdrawn, all Senior Notes validly tendered and not properly withdrawn, (2) deposit by 12:00 noon New York City time, on such date with the Paying Agent an amount equal to Asset Sale Offer Amount, plus accrued and unpaid interest, and Special Interest, if any, in respect of all Senior Notes, or portions thereof, so accepted and (3) shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
4.15. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase
Date) mail or deliver to each tendering Holder an amount equal to the Asset Sale Offer Purchase Price of the Senior Notes validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase. Upon surrender and cancellation of a Certificated Senior Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Senior Note a new Certificated Senior Note equal in principal amount to the unpurchased portion of such surrendered Certificated Senior Note; provided that each such new Certificated Senior Note shall be in a principal amount at Maturity of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale offer on the Asset Sale Purchase Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  (f) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

SECTION 4.16 Limitation on Sale and Lease-Back Transactions.

                  The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the covenants described in Sections 4.12, 4.13 and 4.17.

SECTION 4.17 Limitation on Liens.

                  The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property or assets of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

 .ECTION 4.18  Limitation on Guarantees by Subsidiaries

                  The Company shall not permit any Subsidiary to guarantee the payment of any Subordinated Indebtedness of the Company unless such Subsidiary becomes a Guarantor and such guarantee is subordinated to such Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Senior Notes; provided that this covenant shall not be applicable to any guarantee of any Guarantor that (i) existed at the time at which such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary of the Company.

SECTION 4.19 Unrestricted Subsidiaries.

                  (a) The Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.12 and (ii) such designation is at the time permitted under Section 4.11. Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.12 and (ii) no Default or Event of Default would occur.

                  (c) Subject to the preceding provisions of this Section 4.19, an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with the preceding provisions of this Section 4.19 shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

SECTION 4.20 Limitations on Line of Business.

                  Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

 .ECTION 4.21  Compliance Certificate; Notice of Default or Event of Default

                  (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate (which shall be signed by Officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, if any, or Special Interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) The year-end  financial  statements  delivered pursuant to
Section 4.6(a) hereof shall be accompanied by a written statement of the independent public accountants of the Company (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof (except that, such written statement need not address the Company's compliance with the provisions of Sections 4.2, 4.5, 4.6, 4.8, 4.9, 4.10 or 4.22 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days after, any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (d) For purposes of this Section 4.21, compliance shall be determined without required by any period of grace or requirement of notice under this Indenture.

SECTION 4.22  Prohibition on Company and Guarantors Becoming an Investment
Company.

                  None of the Company or the Subsidiary Guarantors shall become an "Investment Company" as defined in the Investment Company Act of 1940, as amended.


                                   ARTICLE 5
              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

SECTION 5.1  Consolidation, Merger, Conveyance, Lease or Transfer

                  (a) The Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company in which the Company is the continuing corporation), continue in a new jurisdiction or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless:

                          (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (including Special Interest, if any) on all the Senior Notes and the performance of the Company's covenants and obligations under this Indenture;

                           (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                           (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

                           (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test described in the first sentence of Section 4.12.

         The provision of clause (iv) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Subsidiaries taken as a whole into, the Company.

                  (b) In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

                  (c) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Senior Notes with the same effect as if such Surviving Entity had been named as the Company in this Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Senior Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2  Successor Corporation Substituted.

                  Upon any consolidation, amalgamation or merger by the Company with or into any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or amalgamation into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal, premium, if any, and interest and Special Interest, if any, on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                  If the successor corporation shall have succeeded to and been substituted for the Company, such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Senior Notes which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Senior Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Guarantors). All of the Senior Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Senior Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

                  In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Senior Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

                  For all purposes of this Indenture and the Senior Notes, Subsidiaries of any successor corporation will, upon such transaction or series of transactions, become Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on Property or assets, of the successor corporation and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.


                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

                  Each of the following is an "Event of Default" hereunder:

                  (a) default in the payment of interest on, or Special Interest with respect to, any Senior Note issued pursuant to this Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

                  (b) default in the payment of the principal of (or premium, if any, on) any Senior Note issued pursuant to this Indenture at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Senior Note as required;

                  (c) the Company fails to comply with any of its covenants or agreements contained in Sections 4.9, 4.11, 4.12, 4.13, 4.15, 4.16, 4.21(c) and 5. 1;

                  (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Senior Notes;

                  (e) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000;

                  (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

                  (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                  (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or
         (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or
         (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

                  (i) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with this Indenture).

SECTION 6.2  Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Senior Notes, may declare the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest (and Special Interest, if any) on all such Senior Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by holders of such Senior Notes), and upon any such declaration all amounts payable in respect of the Senior Notes will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of Section 6.1 occurs, the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest (including Special Interest, if any) on the Senior Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of such Senior Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Senior Notes has been obtained by the Trustee as provided in this Indenture.

                  After any such acceleration, but before a judgment or decree based on acceleration, Holders of a majority in principal amount at Stated
Maturity of the outstanding Senior Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if:

     (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7;

(ii) all overdue installments of interest and Special Interest, if any, on, and any other amounts due in respect of, all Senior Notes;

(iii)the principal of (and premium, if any, on) any Senior Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Senior Notes and this Indenture; and

(iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Senior Notes and this Indenture;

                  (b) all Events of Default, other than the nonpayment of principal of Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4;

                  (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

                  No such recission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3 Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, on, if any, any interest on, Special Interest, if any, on, and any other amounts owing and unpaid on, the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

                  Subject to Section 6.7 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) an existing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest and Special Interest, if any, on, the Senior Notes (including in connection with an offer to purchase) or (ii) an existing Default or Event of Default in respect of a provision that under
Section 10.2 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  Control By Majority.

                  The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.1 hereof, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6 Limitation on Suits.

                  No Holder of any Senior Note shall have the right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees or the Senior Notes, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

                  (a) the Holder of a Senior Note has given to the Trustee written notice of a continuing Event of Default;

                  (b) a Holder or Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the Senior Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.7  Rights of Holders of Senior Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on, and interest and Special Interest, if any, on, the Senior Notes held by such Holder, on or after the respective due dates expressed in the Senior Note or this Indenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, on, interest and Special Interest, if any, remaining unpaid on, the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9  Trustee May File Proofs of Claim.

                  The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any Obligor upon the Senior Notes, or to the creditors or property or assets of the Company, any Guarantor or any other Obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

                  (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest, Special Interest, if any, and any other amounts owing and unpaid in respect of the Senior Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Senior Notes, or to the creditors or property of the Company, any Guarantor, or any such other Obligor,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Senior Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Senior Notes, and it shall not be necessary to make any Holders of the Senior Notes parties to any such proceedings.

SECTION 6.10  Priorities.

                  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

     First:  to the  Trustee,  its agents and  attorneys  for  amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, interest, and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal (premium, if any), interest, and Special Interest , if any, respectively; and

     Third: to the Company or to the Guarantors or to such other party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

SECTION 6.11  Undertaking For Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Senior Notes.

SECTION 6.12 Restoration of Rights and Remedies.

                  If the Trustee or any Holder of Senior Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13 Rights and Remedies Cumulative.

                  Except as otherwise provided in Section 2.7 hereof, no right or remedy conferred herein, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                  ARTICLE 7
                                  TRUSTEE

SECTION 7.1 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the  duties of the  Trustee  shall be  determined
                  solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the  absence  of bad faith on its  part,  the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.2 Rights of Trustee.

                  (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Senior Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (f) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Special Interest) or 6.1(b), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge; provided that the Trustee shall comply with the "automatic stay" provisions contained in U.S. bankruptcy laws, if applicable.

                  (g) Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

                  (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 7.3  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note (including payments pursuant to the mandatory repurchase provisions of such Senior Notes, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.6 Reports by Trustee to Holders of the Senior Notes.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Senior Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee whenever the Senior Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7 Compensation and Indemnity.

                  The Company shall pay to the Trustee promptly from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to by the parties from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including the costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall be a Permitted Lien and survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy laws.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8 Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The
Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. If at any time:

                  (a) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

                  (b) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (c) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the U.S. bankruptcy laws, as now or hereinafter constituted, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

                  (d) the Trustee shall commence a voluntary case under the U.S. bankruptcy laws, as now or hereafter constituted, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action; or

                  (e)      the Trustee becomes incapable of acting,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Senior Notes, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Securities.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Company of its resignation is removed, the retiring Trustee, the Company, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Notes so authenticated; and in case at that time any of the Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11  Preferential Collection of Claims Against the Company.

                  The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.


                                ARTICLE 8
                         SATISFACTION AND DISCHARGE

SECTION 8.1 Satisfaction and Discharge.

                  This Indenture  shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for, the Company's obligations under Sections 7.7 and 8.4 hereof, the Company's rights of optional redemption under Article 3 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a)      either

                           (i) all outstanding Notes have been delivered to the Trustee for cancellation, or

                           (ii) all such Notes not therefore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Special Interest, if any) to the date of deposit or Maturity or date of redemption;

                  (b) the Company has paid or caused to be paid all sums then due and payable by the Company under this Indenture; and

                  (c) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 2.13, 7.7, 7.8, 8.2, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in
Section 8.3 shall survive until the Senior Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

                  In order to have money available on a payment date to pay principal (and premium, if any, on) or interest (and Special Interest, if any) on the Senior Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest (and Special Interest, if any) at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2 Application of Trust Money.

                  All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in non-callable U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Special Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.3 Repayment of the Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be failed to each Holder of the Senior Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Guarantors' obligations under this Indenture, the Senior Notes and the Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.2; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Senior Notes because of the reinstatement of their Obligations, the Company or such Guarantors shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE 9
                      DEFEASANCE AND COVENANT DEFEASANCE

 .ECTION 9.1  Option to Effect Defeasance or Covenant Defeasance

                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 9.2 or 9.3 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article 9.

SECTION 9.2 Defeasance and Discharge.

                  Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Senior Notes, this Indenture and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes and the Company and the Guarantors shall be deemed to have satisfied all of their obligations under such Senior Notes, this Indenture and the Guarantees (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of such Senior Notes to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in Section 9.4, payments in respect of the principal and of and any premium and interest (including Special Interest, if any), on such Senior Notes when payments are due,

                  (b) the Company's obligations with respect to such Senior Notes under Sections 2.6, 2.8, 2.10, and 4.2 hereof,

                  (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

                  (d)      Article 3 hereof, and

                  (e)      this Article 9.

Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under
Section 9.3 hereof.

SECTION 9.3 Covenant Defeasance.

                  Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, (i) the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from its obligations under the covenants contained in Sections 4.4, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and
4.20 and Section 5.1(iv) hereof and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof with respect to the outstanding Senior Notes and (ii) the occurrence of any event specified in
Section 6.1(c) or 6.1(d) hereof, with respect to any of Sections 4.4, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 and
Section 5.1(iv) hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Senior Notes as provided in this Section 9.3 on and after the date on which the conditions set forth in Section 9.4 hereof are satisfied, and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Senior Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 6.1(c) or 6.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, the Guarantees and the Senior Notes shall be unaffected thereby.

SECTION 9.4 Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.2 or 9.3 hereof to the outstanding Senior Notes:

                  In order to exercise either Defeasance or Covenant Defeasance:

                  (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Senior Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any, on) and any installment of interest on and Special Interest, if any, on the Senior Notes at the Maturity thereof or Redemption Date therefor in accordance with the terms of this Indenture and the Senior Notes.

                  (b) in the case of an election under Section 9.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                  (c) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article 9 concurrently with such incurrence) or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day);

                  (e) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (f) that all Senior Notes are in default within the meaning of such Act);

                  (g) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy,
insolvency,   reorganization   or  similar  laws  affecting   creditors'  rights
generally;

                  (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.5 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 9.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 9.6 Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Special Interest, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.7  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 9.2 or
9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or 9.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest, Special Interest, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                             ARTICLE 10
                   AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.1  Without Consent of Holders of Senior Notes.

                  Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder of a Senior Note:

                  (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Senior Notes and of the Guarantors contained in this Indenture and the Guarantees,

                  (b) to add to the covenants of the Company, for the benefit of Holders, or to surrender any right or power conferred upon the Company or the Guarantors by this Indenture,

                  (c)      to add any additional Events of Default,

                  (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes,

                  (e) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee,

                  (f)      to secure the Senior Notes and/or the Guarantees,

                  (g) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Indenture, provided that such actions will not adversely affect the interests of Holders in any material respect,

                  (h) to add or release any Guarantor pursuant to the terms of this Indenture, or

                  (i) to comply with the requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
10.7 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.2  With Consent of Holders of Senior Notes.

                  Except as provided below in this Section 10.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or, interest on, or Special Interest, if any, on, the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.7 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Senior Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

                  (b)  reduce  the  percentage  in  principal  amount  at Stated
Maturity of the outstanding Senior Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of this Indenture, or certain Defaults thereunder;

                  (c) modify the Obligations of the Company to make offers to purchase Senior Notes upon a Change of Control or from the proceeds of Asset Sales;

                  (d) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Guarantees to any other Indebtedness;

                  (e) amend, supplement or otherwise modify the provisions of this Indenture relating to Guarantees or

                  (f) make any change in Sections 6.4 or 6.7 or modify any of the provisions of this Section 10.2 (except to increase any percentage set forth herein).

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Senior Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.3 Effect of Supplemental Indentures.

                  Upon the execution of any  supplemental  indenture  under this
Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.4  Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 10.5 Revocation and Effect of Consents.

                  (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  (b) The  Company  may,  but shall not be  obligated  to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 10.6 Notation on or Exchange of Senior Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.7  Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor a Guarantor may sign a supplemental Indenture until the Board of Directors of such Person approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that:

                  (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

                  (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

                  (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture, (ii) the charter documents and by-laws of the Company or any Guarantor, or (iii) any material agreement or instrument to which the Company or any Guarantor is subject and of which such counsel is aware;

                  (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

                  (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

                  (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

SECTION 10.8 Payment for Consent.

                  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                               ARTICLE 11
                             MISCELLANEOUS

SECTION 11.1  Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2  Notices.

                  Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company or any Guarantor:
                  Hvide Marine Incorporated
                  2200 Eller Drive
                  P.O. Box 13038
                  Ft. Lauderdale, Florida  33316
                  Telephone No.: (954) 524-4200

                  Attention: Chief Financial Officer
                  Telephone No.: (954) 524-4200 Ext. 300
                  Telecopier No.: (954) 462-1459

                  If to the Trustee:
                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286

                  Attention: Corporate Trust Administration
                  Telephone No.: (212) 815-5783
                  Telecopier No.: (212) 815-5915

                  The Company, the Guarantors, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register kept by the Registrar and shall be given if so sent within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; a notice or communication, however, shall not be effective unless, in the case of the Company, the Guarantors or the Trustee, actually received.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

 .ECTION 11.3 Communication By Holders of Senior Notes With Other Holders of Senior Notes

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.4 Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee, to the extent required by this Indenture or the Trust Indenture Act:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.5 Statements Required in a Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

SECTION 11.6 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

                  (c) The ownership, principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Senior Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 11.7 Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

 .ECTION 11.8 No Personal Liability of Directors, Officers, Employees and Stockholders

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Senior Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 11.9 Governing Law.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

 .ECTION 11.10  Agent for Service; Submission to Jurisdiction; Waiver of
Immunities

                  By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent") currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture, the Guarantees, or the Senior Notes or brought under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and irrevocably waives, to the fullest extent that it may effectively and lawfully do so, any obligation to the laying of venue of any such suit, action or proceeding and the defense of an inconvenient forum to the maintenance of any such suit action or proceeding in such court, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.10 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.10. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Senior Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and each Guarantor appointed and acting in accordance with this Section 11.10.

                  To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its Obligations under this Indenture, the Guarantees and the Senior Notes, to the extent permitted by law.

SECTION 11.11  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Guarantors or the Company's Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12  Successors.

                  All agreements of the Company and the Guarantors in this Indenture, the Senior Notes and the Guarantors shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13  Severability.

                  In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14 Counterpart Originals.

                  The parties may sign any number of copies of this Indenture and by the parties thereto in separate counterparts. Each of which when signed shall be deemed to be an original, but all of them together represent the same agreement.

SECTION 11.15  Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


     ARTICLE 12 GUARANTEES (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors, together with each Subsidiary of the Company which in accordance with Sections
4.18 and 12.8(a) hereof is required in the future to guarantee the Obligations of the Company and the Guarantors under the Senior Notes, the Guarantees and this Indenture upon execution of a supplemental indenture, hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder irrespective of the validity or enforceability of this Indenture or the Securities or the Obligations of the Company and the Guarantors under this Indenture, that: (i) the principal of, premium, if any, any interest, and Special Interest, if any, on the Senior Notes (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.1(g) and (h)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Senior Notes and any other amounts due in respect of the Senior Notes, and all other Obligations of the Company and the Guarantors to the Holders of the Senior Notes under this Indenture, the Senior Notes and the Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Senior Notes; and (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon Change of Control Offer, Asset Sale Offer, purchase or otherwise; provided, however, that the maximum liability of Seabulk Transmarine Partnership, Ltd. under its Guarantee shall be limited to 66 2/3% of the fair market value, from time to time, of the Seabulk America Official No. 911357. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Senior Notes shall constitute an Event of Default under each Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the Guarantors and each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor.

                  (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations under this Indenture or the Senior Notes and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Senior Notes or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Senior Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Senior Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

                  (c) The Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Senior Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Company, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (or Special Interest, if any) on any Obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, on or interest (or Special Interest, if any) on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  (f)  Until  such  time  as the  Senior  Notes  and  the  other
Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under each Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Senior Notes and all other amounts payable under this Indenture, each Guarantee and the Maturity of the Senior Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Senior Notes and all other amounts payable under each Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Guarantee thereafter arising.

                  (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.1 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) subject to this Article 12, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article 6, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of each Guarantee.

                  (h) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Senior Notes and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Senior Notes under the Guarantees.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 12.2  Limitation on Liability

                  The Obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 12.3 Execution and Delivery of Guarantees.

                  To further evidence its Guarantee set forth in Section 12.1 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Senior Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in
Section 12.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Senior Note no longer holds that office at the time the Trustee authenticates such Senior Note or at any time thereafter, such Guarantor's guarantee of such Senior Note shall be valid nevertheless. The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 12.4  When A Guarantor May Merge, Etc.

                  Each Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its Property and assets to the Company or another Guarantor without limitation, except to the extent any such transaction is subject to Section 5.1 hereof. Each Guarantor may consolidate with or merge into or sell all or substantially all of its Property and assets to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor), provided that (a) if the surviving Person is not the Guarantor, the surviving Person agrees to assume such Guarantor's Guarantee and all its Obligations pursuant to this Indenture (except to the extent the provisions of Section 12.7(a) would result in the release of such Guarantee) and
(b) such  transaction  does not (i) violate any of the  covenants  described  in
Article 4 hereof or (ii) result in a Default or Event of Default being in existence or continuing immediately thereafter.

SECTION 12.5 No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.6  Modification.

                  No modification,  amendment or waiver of any provision of this
Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.7 Release of Guarantor.

                  (a) Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Property and assets) to a Person other than the Company or another Guarantor and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in clause (b) of Section 12.4 and as described in Section 4.15 hereof), such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guarantee and the related Obligations set forth in this Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Subsidiary shall also terminate or be released upon such sale or other disposition. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Guarantee and the related Obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

                  (b) Any Guarantee by a Subsidiary (including an Initial Guarantor) shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by the Company, the Guarantors, if any, and the Trustee, upon the release or discharge of the guarantee which resulted in the creation of such Subsidiary's Guarantee and all other guarantees of the Obligations of any Obligor on the Senior Notes, except a discharge or release by, or as a result of, payment under such guarantee.

 .ECTION 12.8 Future Guarantors; Execution of Supplemental Indentures for Future Guarantors

                  (a) The Company may not permit any Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any other Obligor ("Guaranteed Indebtedness") unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Senior Notes by such Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursment, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee. If the Guaranteed Indebtedness is pari passu with the Senior Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Guarantee; and if the Guaranteed Indebtedness is subordinated to the Senior Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Senior Notes.

                  (b) Any Subsidiary that guarantees any Indebtedness of the Company or another Obligor is required pursuant to Section 12.8(a) or 4.18 hereof to become a Guarantor and the Company shall cause each such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Article 12 and shall guarantee the Obligations of the Company under the Senior Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.


                                   [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    HVIDE MARINE INCORPORATED



                                    By:
                                    Name:   Gene Douglas
                                    Title:  Vice President - Legal, General
                                               Counsel and Secretary


                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                    Name:
                                    Title

Each of the following entities as Guarantors:


HVIDE MARINE INTERNATIONAL, INC.
HVIDE MARINE TRANSPORT,INCORPORATED
SEABULK ALKATAR, INC
SEABULK ARABIAN, INC.
SEABULK ARCTIC EXPRESS, INC
SEABULK ARIES II, INC.
SEABULK ARZANAH, INC.
SEABULK BARRACUDA, INC.
SEABULK BECKY, INC.
SEABULK BETSY, INC.
SEABULK BRAVO, INC.
SEABULK BUL HANIN, INC.
SEABULK CAPRICORN, INC.
SEABULK CARDINAL, INC.
SEABULK CAROL, INC.
SEABULK CHAMP, INC.
SEABULK CHEMICAL CARRIERS, INC.
SEABULK CHRISTOPHER, INC.
SEABULK CLIPPER, INC.
SEABULK COMMAND, INC.
SEABULK CONDOR, INC.
SEABULK CONSTRUCTOR, INC.
SEABULK COOT I, INC.
SEABULK COOT II, INC.
SEABULK CORMORANT, INC.
SEABULK CYGNET I, INC.
SEABULK CYGNET II, INC.
SEABULK DANAH, INC.
SEABULK DAYNA, INC.
SEABULK DEBBIE, INC.
SEABULK DEFENDER, INC.
SEABULK DIANA, INC.
SEABULK DISCOVERY, INC.
SEABULK DUKE, INC.
SEABULK EAGLE II, INC.
SEABULK EAGLE, INC.
SEABULK EMERALD, INC.
SEABULK ENERGY, INC.
SEABULK EXPLORER, INC.
SEABULK FALCON II, INC.
SEABULK FALCON, INC.
SEABULK FREEDOM, INC.
SEABULK FULMAR, INC.
SEABULK GABRIELLE, INC.
SEABULK GANNET I, INC.
SEABULK GANNET II, INC.
SEABULK GAZELLE, INC.
SEABULK GIANT, INC.
SEABULK GREBE, INC.
SEABULK HABARA, INC.
SEABULK HAMOUR, INC.
SEABULK HARRIER, INC.
SEABULK HATTA, INC.
SEABULK HAWK, INC.
SEABULK HERCULES, INC.
SEABULK HERON, INC.
SEABULK HORIZON, INC.
SEABULK HOUBARE, INC.
SEABULK HUNTER, INC.
SEABULK IBEX, INC.
SEABULK ISABEL, INC.
SEABULK JEBEL ALI, INC.
SEABULK KESTREL, INC.
SEABULK KING, INC.
SEABULK KNIGHT, INC.
SEABULK LAKE EXPRESS, INC.
SEABULK LARA, INC.
SEABULK LARK, INC.
SEABULK LIBERTY, INC.
SEABULK LULU, INC.
SEABULK MAINTAINER, INC.
SEABULK MALLARD, INC.
SEABULK MARLENE, INC.
SEABULK MARTIN I, INC.
SEABULK MARTIN II, INC.
SEABULK MASTER, INC.
SEABULK MERLIN, INC.
SEABULK MUBARRAK, INC.
SEABULK NADA, INC.
SEABULK NEPTUNE, INC.
SEABULK OCEAN SYSTEMS CORPORATION
SEABULK OCEAN SYSTEMS HOLDINGS CORPORATION
SEABULK OFFSHORE ABU DHABI, INC.
SEABULK OFFSHORE DUBAI, INC.
SEABULK OFFSHORE GLOBAL HOLDINGS, INC.
SEABULK OFFSHORE HOLDINGS, INC.
SEABULK OFFSHORE INTERNATIONAL, INC.
SEABULK OFFSHORE OPERATORS, INC.
SEABULK ORYX, INC.
SEABULK OSPREY, INC.
SEABULK PELICAN, INC.
SEABULK PENGUIN I, INC.
SEABULK PENGUIN II, INC.
SEABULK PENNY, INC.
SEABULK PERSISTENCE, INC.
SEABULK PETREL, INC.
SEABULK PLOVER, INC.
SEABULK POWER, INC.
SEABULK PRIDE, INC.
SEABULK PRINCE, INC.
SEABULK PRINCESS, INC.
SEABULK PUFFIN, INC.
SEABULK QUEEN, INC.
SEABULK RAVEN, INC.
SEABULK ROOSTER, INC.
SEABULK RUBY, INC.
SEABULK SALIHU, INC.
SEABULK SAPPHIRE, INC.
SEABULK SARA, INC.
SEABULK SEAHORSE, INC.
SEABULK SENGALI, INC.
SEABULK SERVICE, INC.
SEABULK SHARI, INC.
SEABULK SHINDAGA, INC.
SEABULK SKUA I, INC.
SEABULK SNIPE, INC.
SEABULK STAR, INC.
SEABULK SUHAIL, INC.
SEABULK SWAN, INC.
SEABULK SWIFT, INC.
SEABULK TAURUS, INC.
SEABULK TENDER, INC.
SEABULK TERN, INC.
SEABULK TIMS I, INC.
SEABULK TITAN, INC.
SEABULK TOOTA, INC.
SEABULK TOUCAN, INC.
SEABULK TRANSMARINE II, INC.
SEABULK TRADER, INC.
SEABULK TREASURE ISLAND, INC.
SEABULK UMM SHAIF, INC.
SEABULK VERITAS, INC.
SEABULK VIRGO I, INC.
SEABULK VOYAGER, INC.
SEABULK ZAKUM, INC.
TAMPA BAY TOWING, INC.




By:
Name:    Gene Douglas
Ttle:    Vice President - Legal, General Counsel and Secretary

SEABULK OFFSHORE, LTD.
by its general partner
SEABULK TANKERS, LTD.
by its general partner
HVIDE MARINE TRANSPORT, INC.




By:
Name:  Gene Douglas
Title:   Vice President - Legal, General
         Counsel and Secretary


SEABULK TANKERS, LTD.
by its general partner
HVIDE MARINE TRANSPORT, INC.


By:
Name:  Gene Douglas
Title:   Vice President - Legal, General
         Counsel and Secretary


SEABULK AMERICA PARTNERSHIP, LTD.
by its general partner
SEABULK TANKERS, LTD.
by its general partner
HVIDE MARINE TRANSPORT, INC.



By:
Name:  Gene Douglas
Title:   Vice President - Legal, General
         Counsel and Secretary


SEABULK TRANSMARINE
   PARTNERSHIP, LTD.
by its general partner
SEABULK TANKERS, LTD.
by its general partner
HVIDE MARINE TRANSPORT, INC.



By:
Name:  Gene Douglas
Title:   Vice President - Legal, General
         Counsel and Secretary


SUN STATE MARINE SERVICES, INC.




By:
Name:  Gene Douglas
Title:   Secretary



OCEAN SPECIALTY TANKERS CORP.



By:
Name:  Eugene F. Sweeney
Title:  President